Exhibit 10.3

SEVENTEENTH AMENDMENT

SEVENTEENTH AMENDMENT, dated as of June 30, 2021 (this “Amendment”) to the Amended and Restated Master Purchase and Sale Agreement, dated as of March 6, 2017, as amended by the First Amendment, dated as of September 14, 2017, by the Second Amendment, dated as of November 3, 2017, by Omnibus Amendment No. 2 to Basic Documents (Ally-Carvana Flow), dated as of January 4, 2018, by the Third Amendment, dated as of November 2, 2018, by the Fourth Amendment, effective as of January 4, 2019, by the Fifth Amendment, effective as of March 6, 2019, by the Sixth Amendment, effective as of April 19, 2019, by the Seventh Amendment, effective as of March 19, 2020, by the Eighth Amendment, effective as of March 24, 2020, by the Ninth Amendment, effective as of April 29, 2020, by the Tenth Amendment, effective as of May 19, 2020, by the Eleventh Amendment, effective as of June 30, 2020, by the Twelfth Amendment, dated as of September 29, 2020, by the Thirteenth Amendment, dated as of December 30, 2020, by the Fourteenth Amendment, dated as of January 29, 2021, by the Fifteenth Amendment, dated as of March 19, 2021 and by the Sixteenth Amendment, effective as of May 1, 2021 (the “Master Purchase and Sale Agreement”), among CARVANA AUTO RECEIVABLES 2016-1 LLC, a Delaware limited liability company, as Transferor (the “Transferor”), ALLY BANK, a Utah chartered bank, as a Purchaser (in such capacity, a “Purchaser”), and ALLY FINANCIAL INC., a Delaware corporation, as a Purchaser (in such capacity, a “Purchaser” and, together with Ally Bank, the “Purchasers”).

WITNESSETH:

WHEREAS, the Transferors and the Purchasers are parties to the Master Purchase and Sale Agreement pursuant to which the Purchasers have agreed to purchase specified portfolios of receivables and related property from the Transferor; and

WHEREAS, the parties wish to amend the Master Purchase and Sale Agreement in certain respects;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I
DEFINITIONS

Section 1.01    Defined Terms. Unless otherwise defined herein, capitalized terms used in the above recitals and in this Amendment are defined in and shall have the respective meanings assigned to them in (or by reference in) Appendix A to the Master Purchase and Sale Agreement.

SECTION II
AMENDMENTS

Section 2.01    Amendments to Appendix A (Definitions). Appendix A to the Master Purchase and Sale Agreement is hereby amended by:

(a)deleting the stricken text where such deletions appear below to clause (viii) of the “Eligible Receivable” definition:

“(viii) (a) a Title Lien Nominee is named as the first lien holder on the Certificate of Title for the related Financed Vehicle, or if a new or replacement Certificate of Title is being or will be applied for with respect to such Financed Vehicle, documentation has been or will be submitted to obtain title thereto noting such Person as lien holder and such title is free and clear of all Liens and adverse claims that are equal or superior to the Lien of such Person and its assigns and ~~(i)~~ if the Certificate of Title has not been received, the Collateral Custodian will have received a copy of the title application within 45 days of inclusion as part of the Purchased Property ~~and (ii) such Certificate of Title will be received within (x) 180 days, or (y) solely with respect to any Receivable included in a Receivables Pool that was purchased by the Purchasers during the time period from June 30, 2020 through December 31, 2020, 300 days, of inclusion as part of the Purchased Property~~ or (b) in those states that permit electronic recordation of Liens, such Person is named as the first lien holder on the Certificate of Title for the related Financed Vehicle on the electronic Lien and title system of the applicable state, or the Servicer or the Originator has submitted for electronic recordation, by either a third-party service provider or the relevant state registrar of titles, for such Person to be named as the lien holder on the Certificate of Title on the electronic Lien and title system of the applicable state and ~~(i)~~ if a confirmation has not been received, the Collateral Custodian will have received a copy of the electronic submission within 45 days of inclusion as part of the Purchased Property ~~and (ii) a confirmation document is received within (x) 180 days solely with respect to any Receivable included in a Receivables Pool that was purchased by the Purchasers during the time period from June 30, 2020 through December 31, 2020, 300 days, of inclusion as part of the Purchased Property~~ and such title is free and clear of all Liens and adverse claims that are equal or superior to the Lien of such Person and its assigns;”

(b)inserting each of the following terms which are double underlined in the place where such term appears below to the “Warranty Payment” definition:

“Warranty Payment” means, with respect to a Warranty Receivable within a First Tier Receivables Pool or a Receivables Pool, as applicable, to be repurchased as of the last day of a Collection Period, a payment equal to the sum of (i) the product of (a) the Outstanding Principal Balance with respect to such Warranty Receivable as of such date and (b) the

Receivables Purchase Rate, or solely with respect to any Receivable being repurchased pursuant to Section 7.2(ii) of the Master Sale Agreement or Section 8.2(ii) of the Master Purchase and Sale Agreement, 1, and (ii) the product of (x) the amount set forth in clause (i) above, (y) the APR of such Administrative Receivable and (z) (1) for a Flex Receivable prior to receipt of the first scheduled payment, the actual number of days from the related Cutoff Date through the repurchase date, divided by 360 or (2) (1) for a Flex Receivable prior to receipt of the first scheduled payment, the actual number of days from the related Cutoff Date through the repurchase date, divided by 360 or (2) in all other cases, 30/360.

(c)adding a new definition of “Action Plan Meeting Regarding Certificates of Title” in proper alphabetical order to read as follows:

“Action Plan Meeting Regarding Certificates of Title”, with respect to all of the Receivables in all Receivables Pools, has the meaning set forth in Section 3.16(g) of the Master Servicing Agreement.

(d)adding a new definition of “Action Plan Regarding Certificates of Title” in proper alphabetical order to read as follows:

“Action Plan Regarding Certificates of Title”, with respect to all of the Receivables in all Receivables Pools, has the meaning set forth in Section 3.16(h) of the Master Servicing Agreement.

and

(e)adding a new definition of “Seller Certificate of Title Review Trigger Event” in proper alphabetical order to read as follows:
“Seller Certificate of Title Review Trigger Event” has the meaning set forth in Section 3.16(g) of the Master Servicing Agreement.”

Section 2.02    Amendment to Section 4.2(cc)(vi) (Security Interest in Financed Vehicle). Section 5.2(cc)(vi) of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below:

“(vi) Security Interest in Financed Vehicle. Immediately prior to the sale, transfer and assignment thereof pursuant hereto and the related Second Step Receivables Assignment, each such Receivable with respect to the related Receivables Pool was secured by a valid security interest in the Financed Vehicle in favor of the Transferor as secured party, or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle favor of the Transferor as secured party.”

Section 2.03    Amendment to Section 7.14 (Indemnity). Clause (c) of Section 7.14 of the Master Purchase and Sale Agreement is hereby amended as set forth below by deleting the stricken text in the place where such deletions appear below:

“(c) The Transferor shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all costs, expenses, losses, claims, damages and liabilities, including reasonable external legal fees and expenses (i) to the extent that such cost, expense, loss, claim, damage, or liability arose out of, resulted from or was imposed upon any such Indemnified Party through the negligence (except for reasonable errors in judgment), willful misfeasance or bad faith of the Transferor or agent in the performance of its duties under this Agreement or the other Basic Documents to which it is a party or by reason of a breach of its obligations or duties under this Agreement or the other Basic Documents to which it is a party, (ii) arising out of, or resulting from, any breach of any representation, warranty, covenant or obligation of the Transferor in this Agreement, the other Basic Documents to which it is a party or in any Schedule, Exhibit, written statement or certificate furnished by the Transferor pursuant to this Agreement or the other Basic Documents to which it is a party (in each case, as each such representation or warranty would read if all qualifications as to knowledge or materiality, including each reference to the defined term “Material Adverse Effect,” were deleted therefrom), (iii) arising out of, or resulting from, any untrue statement of a material fact in any written information provided or delivered by the Transferor, or any Affiliate of the Transferor on its behalf, to the Purchasers pursuant to, for the purposes of, or in connection with, this Agreement or the other Basic Documents to which it is a party, (iv) arising out of, or resulting from, any action, suit, proceeding or claim or other litigation to the extent resulting from the actions or omissions of the Seller, the Transferor or any of their consolidated Affiliates or any of their respective agents, directors, officers, servants or employees, excluding, however, any costs, expenses, losses, claims, damages or liabilities resulting from the gross negligence, bad faith or willful misconduct on the part of any such Indemnified Party, and (v) resulting from ~~any conduct or omission of the Seller or~~ the ~~Transferor that results in~~ failure of either Purchaser to have a perfected and enforceable security interest against a related Obligor in the related Financed Vehicle, including any failure to obtain a first priority perfected security interest in the related Financed Vehicle in connection with the origination of the Receivable. Indemnification under this Section 7.14 shall include reasonable fees and expenses of one external counsel and reasonable costs and expenses of litigation; provided, however, that the Transferor pursuant to this Section 7.14, the Seller pursuant to Section 5.4 of the Master Sale Agreement and the Servicer pursuant to Section 5.2 of the Master Servicing Agreement shall only be responsible collectively for reasonable fees and expenses of one external counsel. If the Transferor has made any indemnity payments pursuant to this Section 7.14 and the recipient thereafter collects any of such amounts from others with respect to such claim, the recipient shall promptly repay such amounts collected to the Servicer, without interest.”

Section 2.04    Amendment to Section 8.2 (Repurchase of Receivables Upon Breach by the Transferor). Section 8.2 of the Master Purchase and Sale Agreement is hereby amended as set forth below by deleting the stricken text in the place where such deletions appear below:

“Repurchase of Receivables Upon Breach by the Transferor. Upon (i) the discovery of any breach of any representation or warranty as set forth in Section 5.2(cc) of this Agreement (and with respect to paragraphs (i)(B)(ii) and (x) therein, without giving effect to any knowledge requirements) or (ii) the Purchasers incurring any cost, expense, loss, claim, damage or liability resulting from ~~any conduct or omission of the Seller or the Transferor that results in~~ the failure of either Purchaser to have a perfected and enforceable security interest against a related Obligor in the related Financed Vehicle (including any failure to obtain a first priority perfected security interest in the related Financed Vehicle in connection with the origination of the Receivable), the Party discovering such breach shall give prompt written notice of the breach to the other Parties. Such notice shall specify the reason for such ineligibility or breach and shall identify all Receivables that the party preparing such notice knows is so ineligible or in breach as of such date. Unless the breach described in clause (i) above has been cured in all material respects by the last day of the Collection Period immediately following the Collection Period during which such breach is discovered or notice of such breach is given and, with respect to the failure described in clause (ii) above, in each such circumstance, the Transferor shall repurchase, as of the last day of such Collection Period, any Receivable for which such representation or warranty was breached for the Warranty Payment. In consideration of the repurchase of a Warranty Receivable, the Transferor shall remit, or cause to be remitted the Warranty Payment to the applicable Collection Account for distribution pursuant to Section 4.2 of the Master Servicing Agreement. The obligation of the Transferor to repurchase any Receivable as to which a breach has occurred and is continuing, shall, if such obligation is fulfilled, constitute the sole remedy (except as provided in Section 7.14 of this Agreement) against the Transferor for such breach available to the Purchasers.”

SECTION III
MISCELLANEOUS

Section 3.01    Conditions to Effectiveness. This Amendment shall become effective as of the date first written above upon the receipt of the following:

(a)a signed counterpart to this Amendment duly executed and delivered by each of the parties hereto;

(b)a signed copy of the Fourteenth Amendment to the Master Sale Agreement, effective as of the date hereof, shall have been duly executed and delivered by Carvana Auto Receivables 2016-1 LLC, Carvana, LLC, Ally Financial, and Ally Bank; and

(c)a signed copy of the Seventh Amendment to the Master Servicing Agreement, effective as of the date hereof, shall have been duly executed and delivered by Bridgecrest Credit Company, LLC, Ally Financial, Ally Bank, DriveTime Automotive Group, Inc., and Carvana, LLC.

Section 3.02    Continuing Effect of the Master Purchase and Sale Agreement. Except as specifically amended and modified above, the Master Purchase and Sale Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchasers under the Master Purchase and Sale Agreement, nor constitute a waiver of any provision of the Master Purchase and Sale Agreement.

Section 3.03    Representations and Warranties. The representations and warranties of the Seller and the Transferor contained in the Basic Documents shall be true and correct in all material respects as of the effective date of this Amendment.

Section 3.04    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Purchasers, the Servicer and their respective successors and permitted assigns.

Section 3.05    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. The words “execution”, “signed”, “signature”, and words of like import in any such amendment, waiver, certificate, agreement or document related to this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter contemplated hereby.

Section 3.06    GOVERNING LAW. SUBMISSION TO JURISDICTION, ETC.

(a)THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE

PARTIES UNDER THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)THE TRANSFEROR AND THE PURCHASERS HEREBY MUTUALLY AGREE TO SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE TRANSFEROR AND THE PURCHASERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)THE TRANSFEROR AND THE PURCHASERS EACH HEREBY WAIVES (TO EXTENT THAT IT MAY LAWFULLY DO SO) ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AMENDMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 3.07    Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CARVANA AUTO RECEIVABLES 2016-1 LLC,
as Transferor

By:	/s/ Paul Breaux
	Name:	Paul Breaux
	Title:	Vice President

ALLY BANK,
as Purchaser

By:	/s/ Scott M. Brobecker
	Name:	Scott M. Brobecker
	Title:	Authorized Representative

ALLY FINANCIAL INC.,
as Purchaser

By:	/s/ Thomas Elkins
	Name:	Thomas Elkins
	Title:	Authorized Representative

[Signature page to Seventeenth Amendment to Amended and Restated Master Purchase and Sale Agreement]

Agreed to and Accepted By:

CARVANA, LLC,
as Seller

By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President

[Signature page to Seventeenth Amendment to Amended and Restated Master Purchase and Sale Agreement]